RAIT Financial Trust Announces Fourth Quarter and Fiscal Year 2006 Results

PHILADELPHIA, PA — February 21, 2007 — RAIT Financial Trust (“RAIT”) (NYSE: RAS)

RAIT Financial Trust’s Performance Highlights:
- - -	Completed the merger with Taberna Realty Finance Trust (“Taberna”) on December 11, 2006.
Declared a dividend of $0.75 per common share on December 18, 2006.
Investment portfolio totaled $11.2 billion as of December 31, 2006.

RAIT, a real estate investment trust (“REIT”), reported estimated REIT taxable income for the three months and year ended December 31, 2006 of $30.8 million and $92.1 million, or $0.92 and $3.12 per share based on 33.7 million and 29.6 million weighted average common shares – diluted for the respective periods. A reconciliation of estimated REIT taxable income to RAIT’s GAAP net income available to common shares is included in schedule I to this release.

RAIT reported net income available to common shares for the three months and year ended December 31, 2006 of $13.1 million and $67.8 million, or total earnings per share – diluted of $0.39 and $2.30 based on 33.7 million and 29.6 million weighted average common shares – diluted, as compared to net income available to common shares for the three months and year ended December 31, 2005 of $18.1 million and $68.0 million, or total earnings per share – diluted of $0.64 and $2.57 based on 28.1 million and 26.4 million weighted average common shares outstanding – diluted. Total revenue for the three months and year ended December 31, 2006 were $28.8 million and $102.3 million as compared to $24.0 million and $92.4 million for the three months and year ended December 31, 2005.

Investment Portfolio Summary
At December 31, 2006, RAIT’s investment portfolio totaled $11.2 billion including: $4.3 billion relating to trust preferred securities (“TruPS”) and subordinated debentures, $1.3 billion in commercial mortgages, mezzanine loans, and participation interests, $4.7 billion in residential mortgages and mortgage-related receivables and $0.9 billion of other real estate related investments. At December 31, 2006, RAIT’s investment portfolio was financed with $10.5 billion of total indebtedness including: $4.9 billion of collateralized debt obligation (“CDO”) notes payable, $3.7 billion of mortgage–backed securities issued and $1.9 billion of trust preferred obligations, repurchase agreements and other indebtedness.

Book Value per Share
RAIT’s book value per common share outstanding at December 31, 2006 was $20.54 as compared to $17.34 at December 31, 2005. Book value is calculated by subtracting the liquidation value of our preferred shares from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period. Total shareholders’ equity was $1.2 billion at December 31, 2006 and $609.2 million at December 31, 2005. Total shares outstanding were 52,151,412 and 27,899,065 at December 31, 2006 and December 31, 2005, respectively.

Dividend Summary
On January 9, 2007, RAIT paid a fourth quarter dividend of $0.75 per common share to shareholders of record on December 28, 2006. On December 29, 2006, RAIT paid a fourth quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a fourth quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on December 1, 2006.

Conference Call
Interested parties can access the LIVE webcast of RAIT’s earnings conference call at 11:00 AM EST on Thursday, February 22, 2007 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The live conference may also be accessed by dialing 866.510.0705 Domestic or 617.597.5363 International, using passcode RAIT Financial Trust. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, March 1, 2007 by dialing 888.286.8010, access code 38913625.

About RAIT Financial Trust
RAIT Financial Trust originates secured and unsecured debt instruments including bridge, mezzanine and whole commercial real estate loans, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and its current report on Form 8-K filed January 10, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for CDO and other securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Income Statements (unaudited)
(Dollars in thousands, except share and per share information)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2005	2006	2005

REVENUE:
Investment interest income	$66,865	$22,501	$138,639	$86,174
Investment interest expense	(42,317)	(4,495)	(61,833)	(12,933)
Provision for losses	(2,499)	—	(2,499)	—
Change in fair value of free-standing derivatives	788	—	788	—

Net investment income	22,837	18,006	75,095	73,241
Rental income	3,246	2,988	12,800	12,164
Fee and other income	2,685	3,055	14,387	7,043

Total revenue	28,768	24,049	102,282	92,448

EXPENSES:
Compensation expense	7,185	1,253	12,736	5,117
Real estate operating expenses	2,802	1,886	9,280	7,229
General and administrative	2,516	1,169	5,675	4,212
Depreciation	537	303	1,454	1,194
Amortization of intangible assets	3,175	—	3,175	—

Total expenses	16,215	4,611	32,320	17,752

Income before interest and other income (expense), income taxes and income from discontinued operations	12,553	19,438	69,962	74,696
Interest and other income	1,018	279	1,961	576
Gain (loss) on sale of assets	(6)	(198)	(6)	(198)
Unrealized gain on interest rate hedges	1,925	—	1,925	—
Equity in loss of equity method investments	(26)	—	(259)	—
Minority interest	(2,651)	(11)	(2,668)	(33)

Income before taxes and income from discontinued operations	12,813	19,508	70,915	75,041
Income tax benefit	1,183	—	1,183	—

Income from continuing operations	13,996	19,508	72,098	75,041
Income from discontinued operations	1,589	1,075	5,820	2,986

Net income	15,585	20,583	77,918	78,027
Income allocated to preferred shares	(2,522)	(2,519)	(10,079)	(10,076)

Net income available to common shares	$13,063	$18,064	$67,839	$67,951

Earning per share – Basic:
Continuing operations	$0.34	$0.61	$2.12	$2.48
Discontinued operations	$0.05	$0.04	0.20	0.11

Total earnings per share – Basic	$0.39	$0.65	$2.32	$2.59

Weighted-average shares outstanding – Basic	33,433,154	27,892,821	29,294,642	26,235,134

Earnings per share – Diluted:
Continuing operations	$0.34	$0.60	$2.10	$2.46
Discontinued operations	$0.05	$0.04	0.20	0.11

Total earnings per share – Diluted	$0.39	$0.64	$2.30	$2.57

Weighted-average shares outstanding – Diluted	33,689,030	28,068,587	29,550,588	26,419,693
Distributions declared per common share	$0.75	$0.61	$2.70	$2.43

RAIT Financial Trust
Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share and per share information)

	December 31, 2006	December 31, 2005
ASSETS

Investments in securities:
Available-for-sale securities	$3,978,999	$—
Security-related receivables	1,159,312	—

Total investment in securities	5,138,311	—

Investments in mortgages and loans, at amortized cost:
Residential mortgages and mortgage-related receivables	4,676,950	—
Commercial mortgages, mezzanine loans and participation interests	1,250,945	714,654
Allowance for losses	(5,345)	(226)

Total investment in loans	5,922,550	714,428
Investments in real estate interests	139,132	85,584
Real estate interests held for sale	—	104,340
Cash and cash equivalents	99,367	71,420
Restricted cash	292,869	20,892
Accrued interest receivable	111,238	13,128
Warehouse deposits	44,618	—
Other assets	42,274	10,270
Deferred financing costs, net of accumulated amortization of $1,709 and $845, respectively	16,729	3,636
Intangible assets, net of accumulated amortization of $3,175 in 2006	121,046	—
Goodwill	132,372	887

Total assets	$12,060,506	$1,024,585

LIABILITIES AND SHAREHOLDERS’ EQUITY

Indebtedness:
Repurchase agreements and other indebtedness	$1,255,518	$329,859
Mortgage-backed securities issued	3,697,291	—
Trust preferred obligations	643,639	—
CDO notes payable	4,855,743	—

Total indebtedness	10,452,191	329,859
Accrued interest payable	67,393	2,178
Accounts payable and accrued expenses	22,930	3,226
Distributions payable	39,118	—
Liabilities related to real estate interests held for sale	—	63,641
Deferred taxes, borrowers’ escrows and other liabilities	158,197	15,986

Total Liabilities	10,739,829	414,890
Minority interest	124,273	460

Shareholders’ equity:
Preferred shares, $0.01 par value per share; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	23	23
Common shares, $.01 par value per share; 200,000,000 shares authorized; 52,151,412 and 27,899,065 issued and outstanding	517	279
Additional paid in capital	1,218,667	602,655
Accumulated other comprehensive loss	(3,085)	—
Retained earnings (deficit)	(19,746)	6,250

Total shareholders’ equity	1,196,404	609,235
Total liabilities and shareholders’ equity	$12,060,506	$1,024,585

Schedule I
RAIT Financial Trust
Reconciliation of Reported GAAP Net Income Available to Common Shares to Estimated Total Taxable
Income and Estimated REIT Taxable Income (unaudited) (1)
(Dollars in thousands, except share and per share amounts)

	For the three
	months ended	For the year ended
	December 31, 2006	December 31, 2006

REIT Taxable Income Reconciliation:
Net income available to common shares, as reported	$13,063	$67,839

Add (deduct):
Provision for losses	2,499	2,499
Tax gains on sales in excess of reported gains	460	8,643

Domestic TRS book-to-taxable income differences:
Income tax benefit	(1,183)	(1,183)
Origination fees eliminated in consolidation	3,099	3,099
Stock compensation and other temporary tax differences	2,487	(1,466)
CDO investments aggregate book-to-taxable income differences	(2,346)	(2,346)
Other book to tax differences	5,801	8,019
Taberna’s 2006 undistributed earnings pre-merger	9,201	9,201

Estimated total taxable income	33,081	94,305
Taxable income attributable to domestic TRS entities	(4,236)	(4,236)
Dividends paid by domestic TRS entities	2,000	2,000

Estimated REIT taxable income (prior to deduction for dividends paid)	$30,845	$92,069

Weighted average shares outstanding – diluted	33,689,030	29,550,588

Estimated REIT taxable income, per share	$0.92	$3.12

(1) Estimated total taxable income and estimated REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by RAIT and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of RAIT’s domestic taxable REIT subsidiaries, which is not included in estimated REIT taxable income until distributed to RAIT. There is no requirement that RAIT’s domestic taxable REIT subsidiaries distribute their earnings to RAIT. Estimated REIT taxable income, however, includes the taxable income of RAIT’s foreign taxable REIT subsidiaries because RAIT will generally be required to recognize and report such taxable income as earned on an accrual basis. These non-GAAP financial measurements are important to RAIT, since we are a real estate investment trust and are required to pay substantially all of our REIT taxable income in the form of distributions to our shareholders. Because not all REITs use identical calculations, this presentation of estimated total taxable income and estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies.